AMENDMENT AGREEMENT NO. 2

This AMENDMENT AGREEMENT NO. 2 is made as of February 28, 2008 by and among the entities listed on the signature pages hereof (collectively, the “Entities”), the lending institutions listed on the signature pages hereof (the “Banks”), State Street Bank and Trust Company, as operations agent (the “Operations Agent”) for itself and such Banks as are or may become parties to the Credit Agreement referred to below, and State Street Bank and Trust Company, as administrative agent (the “Administrative Agent”) for itself and such Banks as are or may become parties to the Credit Agreement referred to below. Certain of the Entities are entering into this Amendment on behalf of certain of their Series (as defined in the Credit Agreement referred to below).

WHEREAS, certain of the Entities, the Banks, the Operations Agent and the Administrative Agent have entered into an Amended and Restated Credit Agreement, dated as of October 19, 2006, as amended (as so amended, the “Credit Agreement”); and

WHEREAS, Columbia Funds Master Investment Trust, LLC has informed the Banks and the Agents that certain of its Series will transfer their assets into series of Columbia Funds Series Trust via a redemption in-kind and formally dissolve and the parties hereto wish to amend the Credit Agreement to, among other things reflect such transfers on Schedule 2 to the Credit Agreement;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1. Definitions. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

§2. Amendment of Credit Agreement. (a) Each of Columbia Funds Master Investment Trust, LLC and Columbia Funds Series Trust hereby severally represents and warrants to the Banks and the Agents that each Series of Columbia Funds Master Investment Trust, LLC listed on Schedule A (a “Master Portfolio”) attached hereto is in a master-feeder arrangement for which each series of Columbia Funds Series Trust listed on Schedule A (each, a “New Series”) is the feeder fund currently investing all of its assets in its respective Master Portfolio. Each Master Portfolio intends to formally dissolve and terminate on or before February 28, 2008 and transfer its assets to its respective New Series via a redemption in-kind of each New Series' interests in its respective Master Portfolio, and thereby converting each New Series to a stand-alone fund (a “Conversion”). Columbia Funds Series Trust, on behalf of each New Series, shall be referred to herein as a “New Borrower”. In connection with the foregoing, the Borrowers hereby request that each New Series become a Series under the Credit Agreement and the other Loan Documents for all purposes.

(b) Each of the Banks and the Agents, by their signature below, hereby agree to the foregoing request, provided that no New Series shall become a Series under the Credit Agreement and each of the other Loan Documents unless and until each of the following conditions are satisfied:

(i) if requested by any Bank, receipt by the Operations Agent for the account of such Bank of a Note in the amount equal to such Bank's Commitment Amount, or, if less, the aggregate unpaid principal amount of such Bank's Loans, executed on behalf of such New Series;

(ii) the Operations Agent shall have received a Form F.R. U-1 in favor of each Bank executed on behalf of such New Series;

(iii) the Operations Agent shall have received an Allocation Notice with respect to each of the Borrowers (including the New Borrower) that has been manually signed by an authorized officer of each of the Entities;

(iv) the Operations Agent shall have received a supplement to Schedule 4.11(c) to the Credit Agreement with respect to such New Series and such supplement shall be reasonably satisfactory to the Operations Agent;

(v) the Operations Agent shall have received a manually signed certificate from the Secretary or Assistant Secretary of Columbia Funds Series Trust in form and substance satisfactory to the Operations Agent as to the incumbency of, and bearing manual specimen signatures of, the officers of such Entity who are authorized to execute and take actions under the Loan Documents, as to the Custodian and Investment Adviser of such New Series, and certifying and attaching copies of (i) the declaration of trust of such Entity (with the designation of such New Series) and by-laws as then in effect, (ii) duly authorized resolutions of the Board of Trustees of such Entity authorizing for such New Series the transactions contemplated hereby, and (iii) the current Prospectus for such New Series (or certifying the links to the Securities and Exchange Commission's website where each such Prospectus may be located);

(vi) the Operations Agent shall have received a certificate manually signed by an authorized officer of Columbia Funds Series Trust, on behalf of such New Series, (A) representing that the Conversion with respect to such New Series has been consummated and that such New Series is the survivor of such Conversion, (B) to the effect set forth in clauses (b) (if applicable), (c) and (d) of Section 3.02 of the Credit Agreement, and (C) representing that there has been no material adverse change in the business, assets, financial condition or prospects of such New Series since the date of the most recent financial statements of the applicable New Series, such Certificate to be in form and substance reasonably satisfactory to the Operations Agent;

(vii) the Operations Agent shall have received a certificate of Columbia Funds Series Trust, on behalf of such New Series, (i) representing, warranting and agreeing that such Entity shall, on behalf of such New Series, comply with and be bound by all of the terms, conditions and covenants of the Credit Agreement and each of the other Loan Documents, and (ii) acknowledging that, with respect to such New Series, the term

“Effective Date” as used in Section 4.07 of the Credit Agreement shall mean the date on which each of the conditions precedent set forth in this clause (b) are satisfied with respect to such New Series;

(viii) the Operations Agent shall have received an Asset Coverage Ratio Certificate manually signed by an authorized officer of Columbia Funds Series Trust, on behalf of such New Series;

(ix) the Operations Agent shall have received a copy of the certificate of trust of Columbia Funds Series Trust, with all amendments, certified as of a recent date by the Secretary of State of the State of Delaware;

(x) the Operations Agent shall have received certificates dated as of a recent date that are satisfactory to the Operations Agent and reflect that Columbia Funds Series Trust is legally existing, in good standing and qualified to engage in business in Delaware and in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification;

(xi) the Operations Agent shall have received an opinion of Morrison & Foerster LLP, counsel to such New Series, which is reasonably satisfactory to the Operations Agent in all respects;

(xii) the Operations Agent shall have received an updated Schedule 2 to the Credit Agreement that shows the addition of such New Series as a Series under the Credit Agreement and each of the other Loan Documents and the removal of the Master Portfolio that was involved in the Conversion of such New Series; and

(xiii) the Operations Agent shall have received from the Master Portfolio that was involved in the Conversion of such New Series, for the respective accounts of the Banks, repayment of all Loans outstanding to such Master Portfolio, together with any and all accrued and unpaid interest thereon, as well as the full amount of any commitment fee then accrued and allocated to such Master Portfolio.

(c) The Credit Agreement shall be amended from and after the date on which each of the conditions precedent set forth in this clause (b) are satisfied with respect to a New Series by (i) deleting Schedule 2 to the Credit Agreement in its entirety, and substituting therefor the Schedule 2 delivered pursuant to clause (b)(xi) and (ii) supplementing Schedule 4.11(c) to the Credit Agreement with the supplement to Schedule 4.11(c) delivered pursuant to clause (b)(iv).

§3. Reaffirmation of the Borrowers. Each of the Borrowers severally ratifies and confirms in all respects all of its obligations to the Banks under the Credit Agreement, the Notes and the other Loan Documents, in each case as amended hereby, and hereby severally affirms its absolute and unconditional promise to pay to the Banks the Loans made to it and all other amounts due from it under the Credit Agreement as amended hereby.

§4. Miscellaneous. This Amendment is a contract under seal under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of said Commonwealth (excluding the laws applicable to conflicts or choice of law). Except as specifically amended by this Amendment, the Credit Agreement and all other agreements and instruments executed and delivered in connection with the Credit Agreement shall remain in full force and effect. This Amendment is limited specifically to the matters set forth herein and does not constitute directly or by implication an amendment or waiver of any other provision of the Credit Agreement or any of the other Loan Documents. This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Amendment it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. This Amendment shall constitute a Loan Document.

The Declaration of Trust for certain of the Entities, as well as the Limited Liability Company Agreement for Columbia Funds Master Investment Trust, LLC, are on file with the Secretary of The Commonwealth of Massachusetts and the Clerk of the City of Boston or the Delaware Secretary of State, as the case may be, and notice is hereby given that this instrument is executed by the Trustees and officers of such Entity as Trustees and officers, as the case may be, and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the appropriate Entity.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as an agreement under seal by their respective authorized officers as of the date first above written.

COLUMBIA FUNDS VARIABLE INSURANCE TRUST, on behalf of each of its Series listed on Schedule 2 attached hereto

By:	/s/ J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

COLUMBIA FUNDS SERIES TRUST I, on behalf of each of its Series listed on Schedule 2 attached hereto

By:	/s/ J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

COLUMBIA FUNDS INSTITUTIONAL TRUST, on behalf of each of its Series listed on Schedule 2 attached hereto

By:	/s/ J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

COLUMBIA FUNDS SERIES TRUST, on behalf of each of its Series listed on Schedule 2 attached hereto

By:	J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

COLUMBIA FUNDS MASTER INVESTMENT TRUST, LLC on behalf of each of its Series listed on Schedule 2 attached hereto

By:	/s/ J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

COLUMBIA FUNDS VARIABLE INSURANCE TRUST I, on behalf of each of its Series listed on Schedule 2 attached hereto

By:	/s/ J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

BANC OF AMERICA FUNDS TRUST, on behalf of each of its Series listed on Schedule 2 attached hereto

By:	/s/ J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

EXCELSIOR FUNDS, INC., on behalf of each of its Series listed on Schedule 2 attached hereto

By:	/s/ J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

EXCELSIOR FUNDS TRUST, on behalf of each of its Series listed on Schedule 2 attached hereto

By:	/s/ J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

EXCELSIOR TAX-EXEMPT FUNDS, INC., on behalf of each of its Series listed on Schedule 2 attached hereto

By:	/s/ J. Kevin Connaughton
Title:	Treasurer and Senior Vice President

STATE STREET BANK AND TRUST COMPANY, Individually, as Operations Agent and as Administrative Agent

By:	/s/ Christopher Ducar
Title:	Vice President

LLOYDS TSB BANK plc, individually and as Senior Managing Agent

By:	/s/ Elaine B. Kallenbach
Name:	Elaine B. Kallenbach
Title:	Associate Director
Financial Institutions, USA
K027

By:	/s/ Candi Obrentz
Name:	Candi Obrentz
Title:	Associate Director
Financial Institutions, USA
O013

SOCIÉTÉ GÉNÉRALE, NEW YORK BRANCH

By:	/s/ Edith L. Hornick
Edith L. Hornick
Title:	Managing Director

BANCO BILBAO VIZCAYA ARGENTARIA S.A.

By:	/s/ Rodolfo Hare
Name:	Rodolfo Hare
Title:	Vice President
Global Corporate Banking

By:	/s/ Guilherme Gobbo
Name:	Guilherme Gobbo
Title:	Vice President
Global Corporate Banking

Schedule A

Conversions

Each Master Portfolio, set forth below, will formally dissolve and transfer its assets into the series of Columbia Funds Series Trust via a redemption in-kind set forth opposite its name.

Columbia Funds Master Investment Trust, LLC	Columbia Funds Series Trust
Master Portfolio	New Series

• Columbia Large Cap Core Master Portfolio	• Columbia Large Cap Core Fund

• Columbia Marsico Focused Equities Master Portfolio	• Columbia Marsico Focused Equities Fund

• Columbia Small Cap Growth Master Portfolio	• Columbia Small Cap Growth Fund II

• Columbia High Income Master Portfolio	• Columbia High Income Fund

Schedule 2

[After giving effect to the 2/28/08 Conversions]

ENTITY	SERIES
1. Columbia Funds Variable Insurance Trust Address: One Financial Center Boston, MA 02111 Nature and Jurisdiction of Incorporation or Organization: Massachusetts Business Trust

•     Columbia Asset Allocation Fund, Variable Series: 12/31

•     Columbia Federal Securities Fund, Variable Series: 12/31

•     Columbia International Fund, Variable Series: 12/31

•     Columbia Large Cap Growth Fund, Variable Series: 12/31

•     Columbia Large Cap Value Fund, Variable Series: 12/31

•     Columbia Mid Cap Value Fund, Variable Series: 12/31

•     Columbia Money Market Fund, Variable Series: 12/31

•     Columbia Small Cap Value Fund, Variable Series: 12/31

•     Columbia Small Company Growth Fund, Variable Series 12/31

•     Columbia Strategic Income Fund, Variable Series: 12/31

•     Columbia S&P 500 Index Fund, Variable Series: 12/31

2. Columbia Funds Series Trust I Address: One Financial Center Boston, MA 02111 Nature and Jurisdiction of Incorporation or Organization: Massachusetts Business Trust

•     Columbia Asset Allocation Fund: 9/30

•     Columbia Balanced Fund: 8/31

•     Columbia California Tax-Exempt Fund: 10/31

•     Columbia Common Stock Fund: 9/30

•     Columbia Connecticut Intermediate Municipal Bond Fund: 10/31

•     Columbia Connecticut Tax-Exempt Fund: 10/31

•     Columbia Conservative High Yield Fund: 8/31

•     Columbia Core Bond Fund: 4/30

•     Columbia Disciplined Value Fund: 9/30

•     Columbia Dividend Income Fund: 9/30

•     Columbia Federal Securities Fund: 8/31

•     Columbia Greater China Fund: 8/31

•     Columbia High Yield Municipal Fund: 6/30

•     Columbia High-Yield Opportunity Fund: 5/31

•     Columbia Income Fund: 3/31

•     Columbia Intermediate Bond Fund: 3/31

•     Columbia Intermediate Municipal Bond Fund: 10/31

•     Columbia International Stock Fund: 8/31

•     Columbia Large Cap Growth Fund: 9/30

•     Columbia Liberty Fund: 9/30

•     Columbia Massachusetts Intermediate Municipal Bond Fund: 10/31

•     Columbia Massachusetts Tax-Exempt Fund: 10/31

•     Columbia Mid-Cap Growth Fund: 8/31

•     Columbia New Jersey Intermediate Municipal Bond Fund: 10/31

•     Columbia New York Intermediate Municipal Bond Fund: 10/31

•     Columbia New York Tax-Exempt Fund: 10/31

•     Columbia Oregon Intermediate Municipal Bond Fund: 8/31

•     Columbia Real Estate Equity Fund: 8/31

•     Columbia Rhode Island Intermediate Municipal Bond Fund: 10/31

•     Columbia Small Cap Core Fund: 9/30

•     Columbia Small Cap Growth Fund I: 8/31

•     Columbia Small Cap Value Fund I: 6/30

•     Columbia Strategic Income Fund: 5/31

•     Columbia Strategic Investor Fund: 8/31

•     Columbia Tax-Exempt Fund: 11/30

•     Columbia Technology Fund: 8/31

•     Columbia U.S. Treasury Index Fund: 3/31

•     Columbia World Equity Fund: 3/31

3. Columbia Funds Institutional Trust Address: One Financial Center Boston, MA 02111 Nature and Jurisdiction of Incorporation or Organization: Massachusetts Business Trust

•     CMG Core Bond Fund: 7/31

•     CMG Enhanced S&P 500 Index Fund: 7/31

•     CMG High Yield Fund: 7/31

•     CMG International Stock Fund: 7/31

•     CMG Large Cap Growth Fund: 7/31

•     CMG Large Cap Value Fund: 7/31

•     CMG Mid Cap Growth Fund: 7/31

•     CMG Mid Cap Value Fund: 7/31

•     CMG Short Term Bond Fund: 7/31

•     CMG Small Cap Growth Fund: 7/31

•     CMG Small Cap Value Fund: 7/31

•     CMG Small/Mid Cap Fund: 7/31

•     CMG Strategic Equity Fund: 7/31

•     CMG Ultra Short Term Bond Fund: 7/31

4. Columbia Funds Series Trust Address: One Financial Center Boston, MA 02111 Nature and Jurisdiction of Incorporation or Organization: Delaware Statutory Trust

•     Columbia Asset Allocation Fund II: 3/31

•     Columbia California Intermediate Municipal Bond Fund: 3/31

•     Columbia Convertible Securities Fund: 2/28

•     Columbia Georgia Intermediate Municipal Bond Fund: 3/31

•     Columbia Global Value Fund: 2/28

•     Columbia Large Cap Enhanced Core Fund: 2/28

•     Columbia Large Cap Index Fund: 2/28

•     Columbia Large Cap Value Fund: 2/28

•     Columbia LifeGoal Balanced Growth Portfolio: 3/31

•     Columbia LifeGoal Growth Portfolio: 3/31

•     Columbia LifeGoal Income Portfolio: 3/31

•     Columbia LifeGoal Income & Growth Portfolio: 3/31

•     Columbia Marsico International Opportunities Fund: 2/28

•     Columbia Marsico 21st Century Fund: 2/28

•     Columbia Maryland Intermediate Municipal Bond Fund: 3/31

•     Columbia Masters Global Equity Portfolio: 3/31

•     Columbia Masters Heritage Portfolio: 3/31

•     Columbia Masters International Equity Portfolio: 3/31

•     Columbia Mid Cap Index Fund: 2/28

•     Columbia Mid Cap Value Fund: 2/28

•     Columbia Multi-Advisor International Equity Fund: 2/28

•     Columbia North Carolina Intermediate Municipal Bond Fund: 3/31

•     Columbia Short Term Bond Fund: 3/31

•     Columbia Short Term Municipal Bond Fund: 3/31

•     Columbia Small Cap Index Fund: 2/28

•     Columbia Small Cap Value Fund II: 2/28

•     Columbia South Carolina Intermediate Municipal Bond Fund: 3/31

•     Columbia Total Return Bond Fund: 3/31

•     Columbia Virginia Intermediate Municipal Bond Fund: 3/31

•     Corporate Bond Portfolio: 3/31

•     Mortgage and Asset Backed Portfolio: 3/31

•     Columbia Large Cap Core Fund: 3/31

•     Columbia Marsico Focused Equities Fund: 3/31

•     Columbia Small Cap Growth Fund II: 3/31

•     Columbia High Income Fund: 3/31

5. Columbia Funds Master Investment Trust, LLC Address: One Financial Center Boston, MA 02111 Nature and Jurisdiction of Incorporation or Organization: Delaware Limited Liability Company	• Columbia International Value Master Portfolio: 3/31 • Columbia Marsico Growth Master Portfolio: 3/31

6. Columbia Funds Variable Insurance Trust I Address: One Financial Center Boston, MA 02111 Nature and Jurisdiction of Incorporation or Organization: Delaware Statutory Trust

•     Columbia High Yield Fund, Variable Series: 12/31

•     Columbia Marsico 21st Century Fund, Variable Series: 12/31

•     Columbia Marsico Focused Equities Fund, Variable Series: 12/31

•     Columbia Marsico Growth Fund, Variable Series: 12/31

•     Columbia Marsico International Opportunities Fund, Variable Series: 12/31

•     Columbia Mid Cap Growth Fund, Variable Series: 12/31

7. Banc of America Funds Trust Address: One Financial Center Boston, MA 02111 Nature and Jurisdiction of Incorporation or Organization: Delaware Statutory Trust

•     Banc of America Retirement 2005 Portfolio: 10/31

•     Banc of America Retirement 2010 Portfolio: 10/31

•     Banc of America Retirement 2015 Portfolio: 10/31

•     Banc of America Retirement 2020 Portfolio: 10/31

•     Banc of America Retirement 2025 Portfolio: 10/31

•     Banc of America Retirement 2030 Portfolio: 10/31

•     Banc of America Retirement 2035 Portfolio: 10/31

•     Banc of America Retirement 2040 Portfolio: 10/31

8. Excelsior Funds, Inc. Address: One Financial Center Boston, MA 02111 Nature and Jurisdiction of Incorporation or Organization: Maryland Corporation

•     Excelsior Blended Equity Fund: 3/31

•     Excelsior Core Bond Fund: 3/31

•     Excelsior Emerging Markets Fund: 3/31

•     Excelsior Energy & Natural Resources Fund: 3/31

•     Excelsior Intermediate-Term Bond Fund: 3/31

•     Excelsior International Fund: 3/31

•     Excelsior Large Cap Growth Fund: 3/31

•     Excelsior Pacific/Asia Fund: 3/31

•     Excelsior Real Estate Fund: 3/31

•     Excelsior Short-Term Government Securities Fund: 3/31

•     Excelsior Small Cap Fund: 3/31

•     Excelsior Value & Restructuring Fund: 3/31

9. Excelsior Funds Trust Address: One Financial Center Boston, MA 02111 Nature and Jurisdiction of Incorporation or Organization: Delaware Statutory Trust

•     Excelsior Equity Income Fund: 3/31

•     Excelsior Equity Opportunities Fund: 3/31

•     Excelsior High Yield Fund: 3/31

•     Excelsior International Equity Fund: 3/31

•     Excelsior Mid Cap Value & Restructuring Fund: 3/31

10. Excelsior Tax-Exempt Funds, Inc. Address: One Financial Center Boston, MA 02111 Nature and Jurisdiction of Incorporation or Organization: Maryland Corporation

•     Excelsior California Short-Intermediate Term Tax-Exempt Income Fund: 3/31

•     Excelsior Intermediate-Term Tax-Exempt Fund: 3/31

•     Excelsior Long-Term Tax-Exempt Fund: 3/31

•     Excelsior New York Intermediate-Term Tax-Exempt Fund: 3/31

•     Excelsior Short-Term Tax-Exempt Securities Fund: 3/31

Schedule 4.11(c)

[After giving effect to the 2/28/08 Conversions]

Borrower	Borrowing Limitations
Columbia Funds Series Trust, on behalf of Columbia Large Cap Core Fund, Columbia Marsico Focused Equities Fund, Columbia Small Cap Growth Fund II and Columbia High Income Fund	Each Series may not borrow money or issue senior securities except to the extent permitted by the 1940 Act, the rules and regulations thereunder and any exemptive relief obtained by the Series.